                                                                    Exhibit 99.1

     NEWS RELEASE                         Contact:  David R. Schroder
     For Immediate Release                          101 Second Street, S.E., Suite 800
                                                    Cedar Rapids, Iowa 52401
                                                    Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                        2006 ANNUAL SHAREHOLDERS MEETING

CEDAR  RAPIDS,  IOWA  --  (February  28,  2006)  -- At  the  annual  meeting  of shareholders  on February 28, 2006, the  shareholders  of MACC Private  Equities
Inc. (NASDAQ Capital Market:  MACC) re-elected five current  directors to MACC's
Board of Directors for one-year terms: Michael Dunn, Benjamin Jiaravanon,  Jasja
Kotterman,  Gordon Roth and  Geoffrey  Woolley.  As  discussed  in MACC's  proxy statement for this meeting,  the size of the board was reduced  effective  today from seven to five members. Two members of the prior Board, Paul Bass and Martin
Walton, did not stand for re-election.

Geoffrey Woolley, Chairman of the Board, said "MACC greatly appreciates the long and dedicated  service of Paul Bass, who has elected to retire following service as a director  since 1994 and for ten years as  Chairman  of the Board.  We also greatly  appreciate Martin Walton's work as a director since 2004, and are sorry that his  recent  re-location  to  Europe  has led to his  decision  not to seek re-election."  David Schroder,  MACC's  President,  added:  "We are particularly indebted to Paul for his steady  leadership  through the years and, on behalf of management and as a  shareholder,  I add our thanks to Paul and Martin for their many contributions to the company."

The  shareholders  also  ratified  the  appointment  of KPMG LLP as  independent auditors for MACC for the fiscal year ending September 30, 2006.

MACC is a business  development company with a portfolio of investments in small businesses  in the United  States  held  through  its  wholly-owned  subsidiary,
MorAmerica Capital Corporation, a small business investment company.  MorAmerica
Capital  Corporation is the country's third oldest  operating SBIC,  licensed in
1959.  MACC common stock is traded on The Nasdaq Capital Market under the symbol
"MACC."

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